Exhibit 16.1

June 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated June 30, 2003 of First Federal Capital Corp and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP